Exhibit 10.24
SECOND AMENDMENT
TO THE
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
BOWHEAD INSURANCE HOLDINGS LP
This Second Amendment (this “Amendment”) to the Amended and Restated Limited Partnership Agreement of Bowhead Insurance Holdings LP, a Delaware limited partnership (the “Partnership”), is made and entered into effective as of January 29, 2024 (the “Amendment Effective Date”), by and among the Partnership and the Requisite Partners (as defined below). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Partnership Agreement.
WHEREAS, the Amended and Restated Limited Partnership Agreement of Bowhead Insurance Holdings LP was dated as of October 14, 2020, and was amended by that certain First Amendment to the Partnership Agreement, dated as of December 15, 2023 (the “Existing Partnership Agreement” and, as amended by this Amendment and from time to the time, the “Partnership Agreement”);
WHEREAS, subject to certain exceptions as set forth therein, Section 14.10 of the Existing Partnership Agreement provides that the Partnership Agreement and any provisions thereof may be amended by a writing signed by the Partnership, the General Partner and Partners holding a Supermajority Interest (the General Partner and such other Partners, the “Requisite Partners”); and
WHEREAS, the undersigned, constituting the Requisite Partners necessary to amend the Existing Partnership Agreement pursuant to Section 14.10 thereof, desire to amend the Existing Partnership Agreement effective as of the Amendment Effective Date, on the terms set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the undersigned hereby agree as follows.
1.Amendment.
a. Section 3.1(b)(iii) of the Partnership Agreement shall be amended and restated in its entirety as follows:
“(iii) Following the drawdown by the Partnership of all Capital Commitments under Section 3.2, and subject to Section 3.5(a), the Partnership, and the General Partner on behalf of the Partnership, shall have the right to, in each case, subject to the Authorization of the General Partner, (A) issue additional Class A Interests at a price per Class A Interest equal to or greater than the current Class A Book Value per Class A Interest as of the date of the most recent financial statements of the Partnership presented to the General Partner (the “Additional Class A Interests”); (B) issue up to $2,500,000 of Class A Interests to Eligible Participants at a price per Class A Interest equal to or greater than the current Class A Book Value per Class A Interest as of the date of the most recent financial statements of the Partnership presented to the General Partner (the “Participant Class A Interests”); and/or (C) establish and authorize for issuance an additional class of Interests (the “Additional Interests”). Such Additional Class A Interests, Participant Class A Interests and Additional Interests may be issued in exchange for up to an aggregate additional $175,000,000 of additional Capital Contributions after the Effective Date, and to increase the Capital Commitments of the Class A Partners or Eligible Participants, as applicable, that subscribe to purchase such
Additional Class A Interests, Participant Class A Interests or Additional Interests, up to an aggregate additional $175,000,000. No Class A Partners or Eligible Participants shall be obligated to subscribe to any Additional Class A Interests, Participant Class A Interests, or Additional Interests issued pursuant to this Section 3.1(b)(iii). Upon the Authorization of the General Partner to issue Additional Interests pursuant to clause (C) above, the terms and conditions of any such

Additional Interests shall be set forth in a new Schedule C to be attached hereto on the terms subject to such Authorization, and such terms and conditions as provided in Schedule C shall from and after such Authorization be deemed to amend and modify this Agreement without requiring any further action, consent or agreement by or from the Partners, provided that no such terms or conditions shall require any holders of Class P Interests to make any Capital Contributions with respect thereto. Notice of such amendment, and a copy of Schedule C, shall be given to each Partner promptly following such Authorization. Notwithstanding any other provision of this Agreement, including Section 3.5, the Partnership shall not be obligated to offer any Class A Partner with, and no Class A Partner shall be entitled, the opportunity to purchase such Class A Partner’s Pro Rata Allotment of Class A Interests in connection with an offering of Participant Class A Interests pursuant to clause (B) above or provide any notice in connection therewith.”
2.Ratification. Except as expressly set forth herein, all provisions of the Partnership Agreement remain in full force and effect as originally written. The term “Agreement” as used in the Partnership Agreement shall hereafter mean the Partnership Agreement as amended by this Amendment.
3.Miscellaneous. This Amendment shall be governed by and construed in accordance with the applicable terms of the Partnership Agreement, which are hereby incorporated by reference and shall apply mutatis mutandis as if set forth herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment. This Amendment may be executed in multiple counterparts and delivered by portable document format, each of which, when executed, shall be deemed an original, and all of which shall constitute one and the same binding instrument.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the Amendment Effective Date.

Partnership:

BOWHEAD INSURANCE HOLDINGS LP

By:	Bowhead Insurance GP LLC, its general partner

By:	/s/ H. Matthew Crusey
Name: H. Matthew Crusey
Title: Secretary

General Partner:

BOWHEAD INSURANCE GP LLC

By:	/s/ H. Matthew Crusey
Name: H. Matthew Crusey
Title: Secretary

Limited Partners:

GPC PARTNERS INVESTMENTS (SPV III) LP

By:	GPC Partners GP LLC, its general partner

By:	/s/ Matthew Botein
Name: Matthew Botein
Title: Managing Partner

AMERICAN FAMILY MUTUAL INSURANCE COMPANY, S.I.

By:	/s/ Troy Van Beek
Name: Troy Van Beek
Title: Chief Financial Officer
[Signature Page to LPA Amendment]